EXHIBIT 23

CONSENT OF BEARD MILLER COMPANY LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lincoln Park Bancorp
Lincoln Park, New Jersey

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131200) of Lincoln Park Bancorp of our reports dated March 25, 2008, relating to the consolidated financial statements appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

                   /s/ Beard Miller Company LLP

Beard Miller Company LLP
Pine Brook, New Jersey
March 28, 2008